MORGAN & COMPANY
CHARTERED ACCOUNTANTS

CONSENT OF INDEPENDENT AUDITORS'

We hereby consent to the inclusion of our Auditors’ Report, dated October 21, 2003, on the consolidated financial statements of Terra Nova Gold Corp. (formerly Globenet Resources Inc.) for the years ended July 31, 2003 and 2002 in the Company’s Report on Form 20-F. We also consent to application of such report to the amended financial information in the Amended Report, when such financial information is read in conjunction with the consolidated financial statements referred to in our report.

Vancouver, Canada            /s/ Morgan & Company

January 27, 2004                                                                        Chartered Accountants